Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of our reports dated February 25, 2011 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appear in sanofi-aventis’ Annual Report on Form 20-F for the year ended December 31, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Neuilly-sur-Seine, France

March 24, 2011

PricewaterhouseCoopers Audit

/s/ Xavier Cauchois	/s/ Philippe Vogt